Exhibit 32

CERTIFICATION

Pursuant to 18 United States Code § 1350 and

Rule 13a-14(b) of the Securities Exchange Act of 1934

The Undersigned hereby certifies that to his knowledge the annual report on Form 10-K of Federal-Mogul Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 23, 2007

By:	/s/ JOSÉ MARIA ALAPONT
José Maria Alapont Chairman of the Board, President and Chief Executive Officer

By:	/s/ G. MICHAEL LYNCH
G. Michael Lynch Chief Financial Officer